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                                                  December 3, 1998



Foundation Health Systems, Inc.
21600 Oxnard Street
Woodland Hills, CA  91367



          Re:  Registration of 5,000,000 Shares of Class A Common Stock,
               par value $.001 per share, of Foundation Health Systems, Inc.
               -------------------------------------------------------------

Ladies and Gentlemen:

The undersigned is the Vice President, Assistant General Counsel and Assistant Secretary of Foundation Health Systems, Inc., a Delaware corporation (the "Company"). Reference is made to the Registration Statement on Form S-8 (the "Registration Statement") being filed by the Company with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act"), relating to the registration of 5,000,000 shares (the "Shares") of Class A Common Stock, par value $.001 per share (the "Common Stock"), of the Company, together with associated rights to purchase Series A Junior Participating Preferred Stock (the "Rights"), to be issued under the Company's 1998 Stock Option Plan (the "Plan"). The terms of the Rights are set forth in the Rights Agreement dated as of June 1, 1996 (as amended, the "Rights Agreement") between the Company and Harris Trust and Savings Bank, as Rights Agent.

The undersigned is familiar with the Fourth Amended and Restated Certificate of Incorporation of the Company, the Fifth Amended and Restated By-laws of the Company and the resolutions adopted to date by the Board of Directors of the Company relating to the Plan and the Registration Statement.

In this connection, the undersigned has examined originals, or copies of originals certified or otherwise identified to his satisfaction, of such records of the Company and other corporate documents, has examined such questions of law and has satisfied himself as to such matters of

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Foundation Health Systems, Inc.
December 3, 1998
Page 2


fact as the undersigned considers relevant and necessary as a basis for the opinions set forth herein. The undersigned has assumed the authenticity of all documents submitted to him as originals, the genuineness of all signatures, the legal capacity of all natural persons and the conformity with the original documents of any copies thereof submitted to the undersigned for his examination.

Based on the foregoing, the undersigned is of the opinion that:

     1. The Company is duly incorporated and validly existing under the laws of the State of Delaware.

     2. If pursuant to due authorization of the Company's Board of Directors, the Company shall issue authorized and unissued shares of its Common Stock pursuant to the Plan, such Shares will be legally issued, fully paid and non-assessable when (i) the Registration Statement shall have become effective under the Securities Act and (ii) certificates representing such Shares shall have been duly executed, countersigned and registered and duly delivered against receipt by the Company of the consideration (not less than the par value thereof) provided in the Plan.

     3. The Rights associated with the Shares referred to in paragraph 2 above will be legally issued when (i) such rights have been duly issued in accordance with the terms of the Rights Agreement and (ii) the associated Shares have been duly issued and paid for as set forth in paragraph 2 above.

The undersigned does not find it necessary for the purposes of this opinion to cover, and accordingly he expresses no opinion as to, the application of the securities or blue sky laws of the various states to the issuance and sale of the Shares and the Rights.

This opinion is limited to the General Corporation Law of the State of Delaware and the federal laws of the United States of America.

As of the date hereof, the undersigned is the beneficial owner of 23,325 shares of Common Stock (including currently exercisable options to purchase shares of Common Stock).

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Foundation Health Systems, Inc.
December 3, 1998
Page 3


The undersigned hereby consents to the filing of this opinion as an Exhibit to the Registration Statement and to all references to his name including or made a part of the Registration Statement.



                              Very truly yours,

                              FOUNDATION HEALTH SYSTEMS, INC.

                              By:  /s/ MICHAEL E. JANSEN
                                   --------------------------------------
                              Name:     Michael E. Jansen, Esq.
                              Title:    Vice President, Assistant General
                                        Counsel and Assistant Secretary

cc:  B. Curtis Westen, Esq.